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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports to the Stockholders of Wheelabrator Technologies Inc., incorporated by reference in this Form 10-K/A and into the registrant's previously filed Registration Statements on Form S-8 (registration nos. 33-31523, 33-13720, 33-47989, 33-48837, 33-62281 and 33-64431) and into the registrant's previously filed Registration Statement on Form S-4 (registration no. 33-36118) and into the registrant's previously filed Registration Statement on Form S-3 (registration no. 33-59606).


                                       /s/ Arthur Andersen LLP
                                       -----------------------
                                       ARTHUR ANDERSEN LLP


New York, New York
February 25, 1998